Exhibit 99

Family Dollar Reports Record Second Quarter Earnings

  Earnings Per Diluted Share Increased 17.3% to $1.15
  Operating Profit Increased 10.4% to $221.1 million
  Comparable Store Sales Increased 4.5%
  Management Updates Guidance for FY12

MATTHEWS, N.C.--(BUSINESS WIRE)--March 28, 2012--Family Dollar Stores, Inc. (NYSE: FDO) today reported that net income for the second quarter of fiscal 2012, ended February 25, 2012, increased 10.7% to $136.4 million compared with net income of $123.2 million for the second quarter of fiscal 2011. Net income per diluted share for the quarter increased 17.3% to $1.15 compared with $0.98 for the second quarter of fiscal 2011.

“I’m very pleased to report that we delivered our 16th consecutive quarter of double-digit earnings per share growth. Our investments to improve the shopping experience and broaden our customer appeal are gaining momentum and continue to drive higher returns for our shareholders,” said Howard Levine, Chairman and CEO. “Our strategy to provide value and convenience continues to resonate in this economic environment. As we execute against our strategic plan, our store teams are working hard to expand our merchandise assortment to better meet our customer’s needs and drive further market share gains.”

Second Quarter Results

Total net sales for the second quarter of fiscal 2012 increased 8.6% to $2.46 billion compared with total net sales of $2.26 billion in the second quarter of fiscal 2011. Comparable store sales increased 4.5%. The increase in comparable store sales was a result of increased customer traffic, as measured by the number of register transactions, and a slight increase in the average customer transaction value. Sales were strongest in the Consumables and Seasonal and Electronics categories.

Gross profit in the second quarter of fiscal 2012 increased 6.2% to $857.4 million compared with $807.4 million in the second quarter of fiscal 2011. Gross profit, as a percentage of net sales, was 34.9% in the quarter compared to 35.7% in the second quarter of fiscal 2011. The largest impact on gross profit, as a percentage of net sales, was stronger sales of lower-margin consumables, which was mostly offset by higher purchase mark-ups resulting from the Company’s continued investments in private brands, global sourcing and price management capabilities. In addition, higher markdowns and increased inventory shrinkage negatively impacted gross profit as a percentage of net sales.

Selling, general and administrative (SG&A) expenses, as a percentage of net sales, were 25.9% in the second quarter of fiscal 2012 compared with 26.8% in the second quarter of fiscal 2011. Most expenses were leveraged during the quarter. As a percentage of net sales, lower store labor expenses, lower insurance expense, and lower store occupancy costs were partially offset by an increase in advertising expense.

Operating profit increased 10.4% to $221.1 million for the second quarter of fiscal 2012 as compared to $200.4 million in the second quarter of fiscal 2011. As a percentage of net sales, operating profit expanded to 9.0% in the second quarter of fiscal 2012 as compared to 8.9% in the second quarter of fiscal 2011.

The Company’s inventories at February 25, 2012, were $1.22 billion, or 15.4% more than inventories of $1.06 billion at February 26, 2011. Average inventory per store at the end of the second quarter of fiscal 2012 was approximately 11% higher than the average inventory per store at the end of the second quarter of fiscal 2011. The increase in inventories was primarily the result of investments to expand the Company’s assortment in key consumable categories.

In the first half of fiscal 2012, capital expenditures were $236.3 million compared with $139.0 million in the first half of fiscal 2011. The increase in capital expenditures was primarily a result of expenditures related to the construction of the Company’s 10th distribution center, increased new store openings, and a greater number of store renovations, relocations and expansions. During the first half of fiscal 2012, the Company opened 184 new stores and closed 36 stores compared to 146 new stores and 43 closings in the first half of fiscal 2011. In addition, the Company renovated, relocated or expanded 342 stores in the first half of fiscal 2012 compared to 329 in the first half of fiscal 2011.

During the first half of fiscal 2012, the Company repurchased approximately 1.3 million shares of its common stock for a total cost of $72.1 million. As of February 25, 2012, the Company had the authorization to purchase up to an additional $265.2 million of its common stock.

Outlook

“We are accelerating investments to become more relevant to a broader customer base. In the second half of fiscal 2012, we intend to further expand our assortment in key traffic-driving businesses and introduce new categories to capture a greater share of our customer’s wallet,” said Howard Levine, Chairman and CEO. “As a result of these strategic sales-driving initiatives, we now expect that revenues will continue to accelerate throughout the rest of fiscal 2012.”

For the third quarter, the Company expects that comparable store sales will increase between 5% and 7% and that earnings per diluted share will be between $1.01 and $1.11, compared with $0.91 in the third quarter of fiscal 2011.

For the full year, the Company expects that earnings per share will be between $3.55 and $3.75 compared with $3.12 in fiscal 2011.

The Company's outlook for fiscal 2012 is based on the following assumptions which may or may not prove valid:

  An increase in net sales of between 9% and 10%;
  An increase in comparable store sales of between 5% and 6%;
  Approximately 450-500 new store openings and 80-100 store closings;
  Gross margin pressure for the full year;
  SG&A expense growth of between 6-7%;
  An effective income tax rate of around 37%;
  Weighted average diluted shares of approximately 118 million; and
  Capital expenditures of between $600 million and $650 million to support new store openings, store renovations, purchases of stores, merchandising initiatives, and expansion of the Company’s supply chain.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable store sales, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Earnings Conference Call Information

The Company plans to host a conference call with investors today at 10:00 a.m. ET to discuss the results. The Company will also provide an update on various business initiatives and discuss plans and expectations for the rest of fiscal 2012. After some prepared remarks by management, participants will have an opportunity to ask questions. The Company’s responses to questions, as well as other matters discussed during the conference call, may include information that has not been disclosed previously.

If you wish to participate, please call (800) 779-6561 for domestic US calls and (517) 308-9046 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

A live webcast of the conference call with accompanying slides can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the address noted above after 2:00 p.m. ET, March 28, 2012.

About Family Dollar

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise, appeals to shoppers in more than 7,100 stores in rural and urban settings across 45 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Second Quarter Ended
(in thousands, except per share amounts)	February 25, 2012	% of Net Sales	February 26, 2011	% of Net Sales

Net sales	$2,458,636	100.00%	$2,263,169	100.00%

Cost of sales	1,601,237	65.13%	1,455,802	64.33%

Gross margin	857,399	34.87%	807,367	35.67%

Selling, general and administrative expenses	636,271	25.88%	607,002	26.82%

Operating profit	221,128	8.99%	200,365	8.85%

Investment income	208	0.01%	422	0.02%

Interest expense	6,425	0.26%	4,582	0.20%

Income before income taxes	214,911	8.74%	196,205	8.67%

Income taxes	78,492	3.19%	73,025	3.23%

Net income	$136,419	5.55%	$123,180	5.44%

Net income per common share - basic	$1.16		$0.99
Weighted average shares - basic	117,528		124,619

Net income per common share - diluted	$1.15		$0.98
Weighted average shares - diluted	118,304		125,701

Dividends declared per common share	$0.21		$0.18

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the First Half Ended
(in thousands, except per share amounts)	February 25, 2012	% of Net Sales	February 26, 2011	% of Net Sales

Net sales	$4,606,923	100.00%	$4,260,110	100.00%

Cost of sales	2,991,952	64.94%	2,733,178	64.16%

Gross margin	1,614,971	35.06%	1,526,932	35.84%

Selling, general and administrative expenses	1,258,933	27.33%	1,204,985	28.29%

Operating profit	356,038	7.73%	321,947	7.56%

Investment income	442	0.01%	809	0.02%

Interest expense	13,137	0.29%	8,100	0.19%

Income before income taxes	343,343	7.45%	314,656	7.39%

Income taxes	126,574	2.75%	117,161	2.75%

Net income	$216,769	4.71%	$197,495	4.64%

Net income per common share - basic	$1.84		$1.56
Weighted average shares - basic	117,588		126,302

Net income per common share - diluted	$1.83		$1.55
Weighted average shares - diluted	118,447		127,421

Dividends declared per common share	$0.390		$0.335

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of*
	February 25, 2012	February 26, 2011
(in thousands, except per share and share amounts)
Assets
Current assets:
Cash and cash equivalents	$105,849	$195,357
Short-term investment securities	52,211	242,400
Merchandise inventories	1,223,600	1,060,212
Deferred income taxes	52,230	51,278
Income tax refund receivable	13,492	—
Prepayments and other current assets	77,561	77,503
Total current assets	1,524,943	1,626,750

Property and equipment, net	1,403,222	1,146,782
Investment securities	95,365	142,664
Other assets	76,902	73,055

Total assets	$3,100,432	$2,989,251

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$16,200	$16,200
Accounts payable	704,268	602,806
Accrued liabilities	277,303	304,850
Income taxes	7,777	34,549
Total current liabilities	1,005,548	958,405

Long-term debt	516,245	532,294
Other liabilities	264,235	274,381
Deferred income taxes	93,427	34,367
Commitments and contingencies	—	—

Shareholders' Equity:
Preferred stock, $1 par; authorized and unissued 500,000 shares	—	—
Common stock, $.10 par; authorized 600,000,000 shares	11,899	14,723
Capital in excess of par	247,869	265,746
Retained earnings	1,053,404	1,821,567
Accumulated other comprehensive loss	(5,628)	(9,251)
Common stock held in treasury, at cost	(86,567)	(902,981)
Total shareholders' equity	1,220,977	1,189,804

Total liabilities and shareholders' equity	$3,100,432	$2,989,251

*	Certain reclassifications of the amounts for fiscal 2011 have been made to conform to the presentation for fiscal 2012.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the First Half Ended*
(in thousands)	February 25, 2012	February 26, 2011
Cash flows from operating activities:
Net income	$216,769	$197,495
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,957	88,937
Deferred income taxes	21,936	4,222
Excess tax benefits from stock-based compensation	(10,776)	(4,165)
Stock-based compensation	9,705	8,904
Loss on disposition of property and equipment,
including impairment	7,979	3,455
Changes in operating assets and liabilities:
Merchandise inventories	(68,940)	(32,190)
Prepayments and other current assets	(6,112)	(14,497)
Other assets	(3,286)	(4,252)
Accounts payable and accrued liabilities	(44,528)	(58,865)
Income taxes	(363)	16,102
Other liabilities	(5,846)	19,225
	216,495	224,371

Cash flows from investing activities:
Purchases of investment securities	(22,986)	(296,299)
Sales of investment securities	79,259	174,827
Capital expenditures	(236,268)	(139,001)
Proceeds from dispositions of property and equipment	393	546
	(179,602)	(259,927)

Cash flows from financing activities:
Revolving credit facility borrowings	251,300	46,000
Repayment of revolving credit facility borrowings	(251,300)	(46,000)
Issuance of long-term debt	—	298,482
Payment of debt issuance costs	—	(6,585)
Repayment of long-term debt	(16,200)	—
Repurchases of common stock	(72,122)	(407,998)
Changes in cash overdrafts	26,103	(15,032)
Proceeds from exercise of employee stock options	21,329	14,909
Excess tax benefits from stock-based compensation	10,776	4,165
Payment of dividends	(42,335)	(39,782)
	(72,449)	(151,841)

Net change in cash and cash equivalents	(35,556)	(187,397)
Cash and cash equivalents at beginning of period	141,405	382,754
Cash and cash equivalents at end of period	$105,849	$195,357

*	Certain reclassifications of the amounts for fiscal 2011 have been made to conform to the presentation for fiscal 2012.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY CATEGORY:
	For the Second Quarter Ended
	February 25, 2012	February 26, 2011
(in thousands)			% Change
Consumables	$1,588,242	$1,406,969	12.9%
Home products	326,885	328,633	-0.5%
Apparel and accessories	205,933	218,887	-5.9%
Seasonal and electronics	337,576	308,680	9.4%
TOTAL	$2,458,636	$2,263,169	8.6%

	For the First Half Ended
	February 25, 2012	February 26, 2011
(in thousands)			% Change
Consumables	$3,097,778	$2,762,422	12.1%
Home products	572,885	581,669	-1.5%
Apparel and accessories	392,147	411,699	-4.7%
Seasonal and electronics	544,113	504,320	7.9%
TOTAL	$4,606,923	$4,260,110	8.1%

STORES IN OPERATION:
	For the First Half Ended
	February 25, 2012	February 26, 2011

Beginning Store Count	7,023	6,785
New Store Openings	184	146
Store Closings	(36)	(43)
Ending Store Count	7,171	6,888
Total Square Footage (000s)	61,308	58,763
Total Selling Square Footage (000s)	51,167	48,988

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACTS:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
OR
Kevin Powers, 704-708-7679
kpowers@familydollar.com
OR
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com